UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2012

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

                      Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           In connection with the election of Kenneth H. Hannah as Executive Vice President and Chief Financial Officer of J. C. Penney Company, Inc. (the “Company”), Michael W. Kramer will cease to serve as the Company’s interim Chief Financial Officer effective May 7, 2012.  Mr. Kramer continues to serve as the Company’s Chief Operating Officer.

(c)           Effective May 7, 2012, the Board of Directors of the Company has elected Kenneth H. Hannah, 43, as Executive Vice President and Chief Financial Officer of the Company.

Mr. Hannah is joining the Company from MEMC Electronic Materials, Inc. (“MEMC”), where he served as Executive Vice President and President–Solar Energy since January 2012 and as Executive Vice President and President–Solar Materials from 2009 to 2012.  Mr. Hannah previously served as Senior Vice President and Chief Financial Officer of MEMC from 2006 to 2009.   He was employed by The Home Depot, Inc. from 2003 to 2006, serving most recently as Senior Vice President, Operations with responsibility for store operations in the U.S., Mexico and Canada.  Mr. Hannah served as Vice President for The Boeing Company from 2001 to 2003 where he led the audit and financial planning functions.  He held senior finance positions at several divisions of General Electric Company from 1997 to 2001.

Mr. Hannah and the Company have not entered into an employment agreement.  There are no arrangements or understandings between Mr. Hannah and any other person pursuant to which he was elected as an executive officer of the Company.

Mr. Hannah’s base salary is $850,000 and his target incentive award opportunity percentage under the J. C. Penney Corporation, Inc. 2012 Management Incentive Compensation Program is 80% of his base salary.  Mr. Hannah will also receive a grant of restricted stock units valued at $2,500,000 on the third full trading date following the release of the Company’s earnings for the current fiscal quarter (the “Grant Date”).  Mr. Hannah’s restricted stock units will vest on the third anniversary of the Grant Date so long as he remains continuously employed by the Company through such vesting date; provided, however, that the restricted stock units will fully vest prior to such date if the Company terminates his employment other than for cause.  Mr. Hannah’s restricted stock units will also fully vest if his employment terminates in certain cases within two years after a change in control of the Company.  In addition, Mr. Hannah will receive a one-time cash signing bonus of $2,000,000 in relinquishment of certain benefits and compensation provided by his previous employer and as an inducement to join the Company.

As an executive officer of the Company, Mr. Hannah will be eligible to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10(ii)(ab) to the Company’s Annual Report on Form 10-K for the fiscal year ended January 26, 2002, to participate in the 2011 Change in Control Plan for J. C. Penney Corporation, Inc., a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 14, 2011, and to enter into an Executive Termination Pay Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:  /s/ Janet Dhillon
      Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date:  May 3, 2012